1998-1 Settlement Statement

Fingerhut Receivables, Inc.		Fingerhut Master Trust			Monthly Report
Securityholder's Statement		Series 1998-1			Feb-2002
	Class A	Class B	CTO	Class D	Total
(i) Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
(ii) Security Principal Distributed	0.00	0.00	61,364,000.00		61,364,000.00
(iii) Security Interest Distributed	0.00	0.00	126,358.70		126,358.70

Security Principal Distributed per $1,000	0.0000000	0.0000000	1000.0000000
Security Interest Distributed per $1,000	0.0000000	0.0000000	2.0591666
(iv) Principal Collections	17,197,293.53	2,605,632.00	3,126,799.17	3,126,799.17	26,056,523.87
(v) Finance Collections	0.00	0.00	1,169,611.55	2,192,729.75	3,362,341.30
Recoveries	0.00	0.00	0.00	0.00	0.00
Defeasance Funding Acct Earnings	0.00	0.00	0.00	0.00	0.00
Total Finance Collections	0.00	0.00	1,169,611.55	2,192,729.75	3,362,341.30
Total Collections	17,197,293.53	2,605,632.00	4,296,410.72	5,319,528.92	29,418,865.17
(vi) Total Receivables in Trust					1,370,522,510.97
Aggregate Amount of Principal Receivables					1,157,491,219.91
Invested Amount (End of Month) (1)	0.00	0.00	61,364,000.00	61,364,000.00	122,728,000.00
Floating Allocation Percentage	0.0000000%	0.0000000%	0.0000000%	0.0000000%	0.0000000%
Fixed/Floating Allocation Percentage	0.0000000%	0.0000000%	0.0000000%	0.0000000%	0.0000000%
Invested Amount (Beginning of Month)	0.00	17,045,333.34	61,364,000.00	61,364,000.00	139,773,333.34
Average Daily Invested Amount					130,641,904.77
(vii) Receivable Delinquencies
Current				82.35%	1,163,478,937.34
30 Days to 59 Days				5.31%	75,032,842.76
60 Days to 89 Days				3.72%	52,525,745.42
90 Days and Over				8.62%	121,763,100.31
Total Receivables				100.00%	1,412,800,625.83
(viii) Aggregate Investor Default Amount					1,622,349.35
As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					16.19%
(ix) Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x) Servicing Fee	0.00	0.00	94,147.51	94,147.51	188,295.02

(xii) Unreimbursed Redirected Principal Collections		0.000000	0.000000	0.000000	0.000000
(xiii) Excess Funding Account Balance					0.00
(xiv) CTO Trigger Event Occurrence					None
CTO Reserve Amount					N/A
(xv) Number of New Accounts Added to the Trust					41,166
(xvi) Revolving Receivables Reserve Account Balance (1)					$ 4,375,700.00
(xvii) Defeasance Funding Account Balance					0.00
Average Net Portfolio Yield					17.36%
Minimum Base Rate					4.65%

(1) The Class C Invested Amount (End of Month) of $61,364,000.00 reflects the balance owed to the Class C Securityholders as of 3/1/02, the last day of
Fingerhut's fiscal month of February. The Class C and Class D Invested Amounts and the Revolving Receivables Account Balance will be zero on 3/15/02,

Last Updated on 3/15/02
By HO0DMW